EXHIBIT 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer 212-590-6200 ICR Jean Fontana 646-277-1214

dELiA*s, INC. ANNOUNCES

NEW CREDIT FACILITIES

New York, NY – June 17, 2013 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company primarily marketing to teenage girls, today announced that it has entered into a new, four year, $30 million revolving credit facility with Salus Capital Partners, LLC. The new facility replaces the Company’s prior $25 million revolving credit facility with GE Capital, Corporate Retail Finance.

dELiA*s also announced it has entered into a $15 million dollar letter of credit facility with GE Capital, Corporate Retail Finance. This letter of credit facility includes a cash collateral requirement to support outstanding letters of credit issued from time to time under the facility.

Tracy Gardner, Chief Executive Officer, commented, “We are pleased to have entered into this new agreement with Salus Capital and to continue our relationship with GE Capital. These new facilities, combined with the sale of Alloy, will improve our financial flexibility as we continue to transition our business.”

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs, and mall-based retail stores.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.